Exhibit 99.2

SES Reports Fourth Quarter and Full Year 2023

Business and Financial Results; Provides 2024 Outlook

1.	World’s first to enter automotive B-sample joint development for Li-Metal.
2.	Focusing on EV B-sample and building and operating B-sample lines with JDA partners.
3.	Building dedicated UAM Li-Metal line and shipping first batch of UAM cells to customers, as UAM is a stepping stone to EV.
4.	Improving Avatar AI incident prediction accuracy.

Monday, February 26, 2024

BOSTON--(BUSINESS WIRE) -- SES AI Corporation (NYSE: SES), a global leader in the development and manufacturing of high-performance lithium-metal (Li-Metal) rechargeable batteries for electric vehicles (EVs), Urban Air Mobility (UAM) and other applications, today announced its business and financial results for the fourth quarter and full year 2023, which ended December 31, 2023.

The Company posted a Letter to Our Shareholders on its Investor Relations website from Founder and CEO Dr. Qichao Hu and Chief Financial Officer Jing Nealis, which provides a business update and details its fourth quarter and full year 2023 results.

“2023 was a great year for us,” said Dr. Hu. “We took a massive step toward commercialization of our Li-Metal technology for automotive applications, and we signed the world’s first automotive B-sample joint development agreement for Li-Metal batteries with a major automaker. As we look to the year ahead, we will focus on our EV B-sample, suppling the first batch of UAM cells, and improving Avatar AI incident prediction accuracy.”

SES will host a live conference call today at 5 p.m. ET that will be available through its Investor Relations website. The following link can be used to register for the call: earnings call webcast.

The conference call can also be accessed live over the phone by dialing:

United States (Toll Free):	+1-833-470-1428
International:	+1 404-975-4839
Access Code:	293516

A webcast replay of the conference call will be available approximately two hours after the event is over and will remain available by archive for six months after the original call date. The webcast replay is available at: investors.ses.ai/events-and presentations/events/default.aspx.

About SES

SES is a global leader in development and manufacturing of high-performance Li-Metal rechargeable batteries for EVs and other applications. Founded in 2012, SES is an integrated Li-Metal battery manufacturer with strong capabilities in material, cell, module, AI-powered safety algorithms and recycling. Formerly known as SolidEnergy Systems, SES is headquartered in Boston and has operations in Singapore, Shanghai, and Seoul.

SES may use its website as a distribution channel of material Company information. Financial and other important information regarding SES is routinely posted on and accessible through the Company’s website at www.ses.ai. Accordingly, investors should monitor this channel, in addition to following SES’s press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

For the media:

pr@ses.ai

For investors:

ir@ses.ai

Source: SES AI Corporation

Forward-Looking Statements

This press release contains statements that SES believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for our business. These statements are based on the beliefs and assumptions of the management of SES. Although SES believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot provide assurance that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of SES’s assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to the following risks: risks related to the development and commercialization of SES’s battery technology and the timing and achievement of expected business milestones; risks relating to the uncertainty of achieving and maintaining profitability; risks relating to the uncertainty of meeting future capital requirements; the ability of SES to integrate its products into electric vehicles (“EVs”) and Urban Air Mobility (“UAM") and other applications; the risk that delays in the pre-manufacturing development of SES’s battery cells could adversely affect SES’s business and prospects; risks relating to the development of the UAM market and demand for batteries from the UAM industry; potential supply chain difficulties; the ability of SES to engage target original equipment manufacturers (“OEMs”) customers successfully and integrate SES’s products into EVs manufactured by OEM customers; the ability to obtain raw materials, components or equipment through new or existing supply relationships; risks resulting from SES’s joint development agreements and other strategic alliances and investments; product liability and other potential litigation, regulation and legal compliance; SES’s ability to attract, train and retain highly skilled employees and key personnel; and any operational interruptions; developments in alternative technology or other fossil fuel alternatives; risks related to SES’s intellectual property; business, regulatory, political, operational, financial and economic risks related to SES’s business operations outside the United States; risks related to SES’s use of artificial intelligence and machine learning; SES has identified material weaknesses in its internal control over financial reporting and may identify material weaknesses in the future or otherwise fail to develop or maintain an effective system of internal controls; the volatility of SES’s common stock and value of SES’s public warrants; and the other risks described in “Part I, Item 1A. Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”) on March 16, 2023 and other documents filed from time to time with the SEC. There may be additional risks that SES presently knows and/or believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect SES’s expectations, plans or forecasts of future events and views only as of the date of this press release. SES anticipates that subsequent events and developments will cause its assessments to change. However, while SES may elect to update these forward-looking statements at some point in the future, SES specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing SES’s assessments as of any date subsequent to the date of this press release.